Exhibit 24.01

POWER OF ATTORNEY

Know all men by these presents, that the undersigned directors and officers of Kabel Deutschland GmbH, a German limited liability company, which is filing a registration statement on Form F-4 with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the U.S. Securities Act of 1933, hereby constitute and appoint Paul Thomason, Nicholas J. Shaw and Christoph H. Haenschel, and each of them, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments, to the registration statement, including a prospectus or an amended prospectus therein, and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

Chief Operating Officer and managing
/s/ Christof Wahl	director (“Geschäftsführer”) of Kabel	April 25, 2006
Christof Wahl	Deutschland GmbH
(Principal Executive Officer)

Chief Financial Officer and managing
/s/ Paul Thomason	director (“Geschäftsführer”) of Kabel	April 25, 2006
Paul Thomason	Deutschland GmbH
(Principal Financial Officer and
Principal Accounting Officer)

/s/ Manuel Cubero del Castillo	Chief Human Resources Officer and
Olivares	managing director (“Geschäftsführer”)	April 25, 2006
Dr. Manuel Cubero del Castillo-Olivares	of Kabel Deutschland GmbH

Managing director (“Geschäftsführer”)
/s/ Rainer Wittenberg	of Kabel Deutschland GmbH,	April 25, 2006
Rainer Wittenberg	responsible for sales & marketing

Managing director of Puglisi &
/s/ Gregory F. Lavelle	Associates, Kabel Deutschland GmbH’s	April 25, 2006
Gregory F. Lavelle	authorized representative in the United
States